News Release

Exhibit 99.1
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423

Acuity Brands Completes Stock Repurchase Program
Buys Back 2 Million Shares

ATLANTA, May 10, 2017 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced it has completed the buyback of 2 million shares of the Company’s common stock under its previously authorized stock repurchase program. The repurchases represent a reduction of approximately 5 percent of the 44.1 million shares outstanding on March 30, 2017, as reported in the Company’s most recently filed Form 10-Q.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “The recent buyback of shares reflects our confidence in the Company’s future and its ability to continue to generate strong cash flow from operations. We believe that the repurchase of shares supports Acuity Brands’ objective to maximize long-term shareholder value, while continuing to fund investments to better serve our customers and grow our business, both organically and through acquisitions.”
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is the North American market leader and one of the world’s leading providers of lighting and building management solutions. With fiscal year 2016 net sales of $3.3 billion, Acuity Brands currently employs approximately 12,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Juno®, Indy™, Aculux®, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Sunoptics®, Distech Controls®, Acuity Controls™, nLight®, ROAM® and Sensor Switch®. Visit us www.acuitybrands.com.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding the

News Release

Company’s ability to continue to generate strong cash flows from operations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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